                        Date 9 October 2000


                              Parties

                        AMG OIL (NZ) LIMITED
                          (the Transferor)

                     ORION EXPLORATION LIMITED
                          (the Transferee)







          AGREEMENT FOR TRANSFER OF PETROLEUM EXPLORATION
     INTEREST RELATED TO PETROLEUM EXPLORATION PERMIT NO 38256

1    DEFINITIONS AND CONSTRUCTION                 1
1.1  Defined Terms                                1
1.2  Construction                                 5
1.3  Terms defined in the JVOA                    5

2    TRANSFER OF THE ASSIGNED INTEREST            5
2.1  Transferor to transfer                       5
2.2  Transferee to take                           6
2.3  No  Encumbrances                             6
2.4  Consent to transfer                          6

3    CONSIDERATION FOR TRANSFER                   6
3.1  Amount                                       6
3.2  Time and manner of payment                   6

4    CONTRIBUTION TO OPERATING COSTS              6
4.1  Amount                                       6
4.2  Time and manner of payment                   7

5    PAYMENT OF MONEY UNDER THIS AGREEMENT        7
5.1  Time and manner of payment                   7
5.2  Default Interest                             7

6    CONDITIONS                                   8
6.1  Conditions                                   8
7    SATISFACTION OF CONDITIONS                   8
7.1  Date for satisfaction                        8
7.2  Satisfaction of conditions                   8
7.3  Best endeavours                              8
7.4  Effect of failure of conditions:             8

8    INTERIM PERIOD                               9
8.1  Rights/obligations of Transferee
     during the Interim Period                    9

9    PARTIES' OBLIGATIONS                         10
9.1  Conduct of the Joint Operations
     during the Interim Period                    10



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10   SETTLEMENT                                   10
10.1 Place of Settlement                          10
10.2 Transferor's obligations                     10
10.3 Transferee's obligations                     11
10.4 Insurance                                    11

11   THE TRANSFEREE'S CONTRIBUTIONS
     FOR CERTAIN WELL COSTS                       11
11.1 Agreed contribution for Ealing
     - 1 well costs                               11
11.2 Agreed contribution for Arcadia-1 well costs 12
11.3 GST                                          13
11.4 Other costs                                  13

12   WARRANTIES                                   13
12.1 Transferor gives Warranties                  13
12.2 Operation of Warranties                      13
12.3 Obligation to disclose                       13
12.4 Cancellation                                 13
12.5 Repayment of money on cancellation           14

13   ARBITRATION                                  14

14   NOTICES                                      15
14.1 Written notice                               15

15   MISCELLANEOUS CLAUSES                        15
15.1 No merger                                    15
15.2 Confidentiality                              15
15.3 Further assurances                           16
15.4 Announcements                                16
15.5 Governing law/jurisdiction                   16
15.6 Costs                                        16
15.7 Counterpart and facsimile execution          16






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SCHEDULE 1: PARTY DIRECTORY                       18

SCHEDULE 2: TRANSFEROR'S WARRANTIES               19
1    Full authority                               19
2    Financial standing                           19
3    Full disclosure                              19
4    Accounts and records                         19
5    Territorial/Government
     authority requisitions                       19
6    Statutory compliance                         19
7    Encumbrances                                 20
8    Insurance                                    20
9    No proceedings, pending proceedings,
     unsatisfied judgments                        20
10   Environmental matters                        20
11   Outside material circumstances               21
12   Development                                  21

SCHEDULE 3: Deed of Assignment                    22

                        Date 9 October 2000

PARTIES

(1) AMG OIL (NZ) LIMITED, an incorporated company having its registered office at Wellington (the Transferor)

(2) ORION EXPLORATION LIMITED, an incorporated company having its registered office at Christchurch (the Transferee)

BACKGROUND

A.   The Transferor holds a Participating Interest including the
     Assigned Interest.
B. The Transferor wishes to transfer, and the Transferee wishes to acquire, the Assigned Interest on the terms and conditions set out in this Agreement.

The Parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION

1.1  Defined Terms
     In this agreement, unless the context requires otherwise:

     Act  means the Crown Minerals Act 1991;

     Agreement means this Agreement, including the Background and the Schedules;

     Assigned Interest means a 10% Participating Interest;

     Approvals means all current licences, approvals (including Governmental Approvals), permits (including the Permit), authorisations and consents which are required to enable the Joint Venture to carry on the Joint Operations fully and effectively and, where the context requires, to enable the Assigned Interest to be transferred to the Transferee;



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     Assumed Obligations  means the obligations and liabilities under the Permit and the JVOA in respect of the Assigned Interest, which accrue on or after, or arise from work undertaken on or after, the Effective Date;

     Budget  has the meaning given to that term in the JVOA;

     Business Day means any day on which registered banks are open for general banking business in Wellington;

     Casing Point has the meaning given to that term in the JVOA;

     Confirmation Date means the date which is 18 months on and from the Effective Date or such later date as the Transferor and the Transferee may agree upon in writing;

     Deed of Assignment means the deed of assignment and assumption between IPENZ, the Transferor and the Transferee to be executed pursuant to clause 6.1 substantially in the form and substance attached as Schedule 3;

     Default Rate means a rate per annum equivalent to 2% above the average buying rate for 90 day bank bills published on Reuters page BKBM or a reasonable analogue of it, fixed for each month in which the rate is to apply at or about 10.45am on the first day of that month;

     Effective Date means 29 September 2000;

     Encumbrance includes a royalty (other than royalty payable to the Government Agency under the Permit and the Act), mortgage, lien, charge, pledge, security interest, or other encumbrance;

     Environment has the meaning given to it in section 2 of the Resource Management Act 1991;

     Environmental Approvals means Governmental Approvals that must be obtained under Environmental Laws in relation to the Joint Operations;


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     Environmental Laws  means:
     (a) the Resource Management Act 1991 and any regulations, orders, rules, decisions, declarations or notices made or given under that Act; and
     (b) any other laws relating to the Environment, public health or occupational safety and health;

     Governmental Agency includes the New Zealand government, any department or agency of the New Zealand government, any statutory or regulatory agency or authority in New Zealand, and any local government entity in New Zealand;

     Governmental Approvals means all approvals, authorisations, consents, clearances, dispensations, exemptions, licences and waivers granted by any Governmental Agency;

     GST Act means the Goods and Services Tax Act 1985, and GST means goods and services tax chargeable in accordance with the GST
     Act;

     Inland Revenue Acts has the meaning given to that term in the Tax Administration Act 1994;

     Interim Period means the period from the date of this Agreement to Settlement (both dates inclusive);

     IPENZ  means Indo-Pacific Energy (NZ) Limited;

     Joint Operations means all activities of the joint Venture conducted on behalf of the Joint Venture parties pursuant to the JVOA;

     Joint Property means:
     (a) all petroleum, prior to its distribution or allocation in kind to the Joint Venture parties,
     (b) all other property of any nature or kind, whether real or personal, (including without limitation, any extraction, transportation, processing, treatment, storage or other facility or chose in action and any estate or interest therein) acquired by the Joint Venture parties in the conduct, or for the purposes of, Joint Operations, and

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     (c)  all other estate, right, title or interest of the Joint
          Venture parties arising under or by virtue of the JVOA;

     Joint Venture means the unincorporated joint venture between the Parties in accordance with the JVOA;

     JVOA means the agreement entitled the "Joint Venture Operating Agreement" in respect of PEP38256 originally entered into between Indo-Pacific Energy (NZ) Limited and Trans-Orient
     Petroleum (NZ) Limited and dated 10 July 1998;

     Participating Interest means the obligations, benefits and rights of a party, expressed as a percentage and determined in accordance with the JVOA and PEP 38256; PEP 38256 or Permit means the Petroleum Exploration Permit known as "PEP 38256" granted to the IPENZ and Trans-Orient Petroleum (NZ) Limited (by operation of assignment now held by the IPENZ and the Transferor) pursuant to the Act in respect of the area designated in the permit and includes:

     (a)  any renewals, extensions or variations of that permit; and
     (b)  any petroleum mining permit which:

          (i) is granted to the holders of PEP 38256 or any one or more of those holders in accordance with the provisions of the Act;

          (ii) is a mining permit issued pursuant to or in substitution for PEP 38256; and

          (iii) is issued in respect of the whole or any part of the area comprised in that permit;

     Settlement means the settlement of the transfer of the Assigned Interest by the Transferee and, where the context requires, means the time at which such settlement takes place or is to take place;




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     Settlement Date  means the earlier of the date falling 2
     Business Days after all the conditions specified in clause 6.1 have been satisfied;

     Warranties means the warranties and representations given by the Transferor under clause 12.1 and any implied warranties;

     Wells means the wells known as at the date of this Agreement, as "Ealing-1" and "Arcadia-1".

1.2  Construction

     In the construction of this agreement, unless the context requires otherwise:

     Business Days: anything required by this agreement to be done on a day which is not a Business Day may be done effectually on the next Business Day;

     Close of business: references to the close of business are to 5 p.m.;

     Headings: headings appear as a matter of convenience and do not affect the construction of this agreement;

     Parties: a reference to a party to this agreement or any other document includes that party's personal representatives/successors and permitted assigns;

1.3  Terms defined in the JVOA
     In the event of any conflict between the definition of terms defined in the JVOA and also defined in this Agreement those terms shall have for the purposes of this Agreement the meaning defined in this Agreement.

2    TRANSFER OF THE aSSIGNED INTEREST





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2.1  Transferor to transfer
     On Settlement, the Transferor agrees to assign and transfer the Assigned Interest to the Transferee on the terms and conditions set out in this Agreement with effect on and from the Effective Date.

2.2  Transferee to take
     On Settlement, the Transferee agrees to take the Assigned
     Interest and assume the Assumed Obligations on the terms and conditions set out in this Agreement with effect on and from the Effective Date.

2.3  No Encumbrances
     The Assigned Interest must pass to the Transferee free of all Encumbrances (except as may otherwise arise under or pursuant to the Act).

2.4  Consent to transfer
     The Transferee acknowledges that it has been notified that the Transferor has an option to acquire up to a 50% further
     Participating Interest from IPENZ, and the Transferee acknowledges that the transfer of that interest to the Transferor would be an assignment between related parties under Clause 17 of the JVOA and that it may be effected without the need for consent of the Transferee.

3    CONSIDERATION FOR TRANSFER

3.1  Amount
     The consideration for the transfer of the Assigned Interest is $1 (exclusive of GST if any) payable by the Transferee to the Transferor.

3.2  Time and manner of payment
     The consideration for the transfer of the Assigned Interest payable under this clause 3 shall be paid in accordance with clause 5.




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4    CONTRIBUTION TO OPERATING COSTS

4.1  Amount
     The Transferee agrees to pay to the Joint Venture $255,000.00 being a contribution to the operating costs of the Joint Venture in the nature of a cash call payable by the Transferee only and calculated by reference to past costs as follows:
     4.1.1 in respect of the Ealing-1 well, $175,000.00, being 10% of "Past Ealing Costs"; and

     4.1.2 in respect of the Arcadia-1 well, $80,000.00, being 10% of the "Past Arcadia Costs".

     For the purposes of this clause 4.1:

     "Past Ealing Costs" and "Past Arcadia Costs" mean the costs previously expended on each of Ealing-1 and Arcadia-1 respectively for the Joint Operations undertaken prior to the date of this Agreement (being the closed AFE's 001 - 004 as determined in accordance with the JVOA) as advised by the Transferor to the Transferee prior to the date of this Agreement.

     If after the date of this Agreement it is shown in respect of either well that the total of all costs and expenses actually paid or accrued in accordance with generally acceptable accounting practice in respect of the Joint Operations undertaken prior to the date of this Agreement (being the closed AFE's 001 - 004 as determined in accordance with the JVOA) and as advised by the Transferor to the Transferee prior to the date of this Agreement, is less than the "Past Ealing Costs" or the "Past Arcadia Costs" as the case may be, then the Joint Venture shall immediately reimburse the Transferee $1 for each $10 difference.

4.2  Time and manner of payment
     The contribution to the operating costs of the Joint Venture payable under this clause 4 shall be paid in accordance with clause 5.


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5    PAYMENT OF MONEY UNDER THIS AGREEMENT

5.1  Time and manner of payment
     The consideration for the transfer of the Assigned Interest payable to the Transferor under clause 3, and the contribution towards operating costs payable to the Joint Venture under clause 4, shall be paid by the Transferee on the Settlement Date free of all deductions. Unless otherwise agreed by the Parties the contribution towards operating costs payable to the Joint Venture under clause 4 shall be paid by bank cheque.

5.2  Default Interest
     If any amount required to be paid under clause 3 or clause 4 is not paid when due, the amount unpaid shall accrue interest at the Default Rate until the amount and all accrued interest is paid.

6    CONDITIONS

6.1  Conditions
     This Agreement is conditional upon the Transferor obtaining:

     6.1.1 the consent of the Minister of Energy for New Zealand for the assignment of the Assigned Interest to the Transferee pursuant to section 41 of the Crown
               Minerals Act 1991; and

     6.1.2 the execution of the Deed of Assignment by IPENZ and the Transferor and delivering a certified executed copy of the Deed of Assignment to the Transferee.

7    SATISFACTION OF CONDITIONS

7.1  Date for satisfaction
     The latest date for satisfaction of the conditions in clause 6.1 will be the Confirmation Date. Upon the satisfaction of the conditions in clause 6.1, this Agreement will take effect on and from the Effective Date.



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7.2  Satisfaction of conditions
     The Transferor acknowledges that the conditions contained in clause 6.1 have been inserted solely for the benefit of the Transferee and that the Transferee may waive such conditions.

7.3  Best endeavours
     The Transferor and the Transferee will each use their best endeavours to procure the satisfaction of the conditions in clause 6.1 and each will from time to time upon request from the other keep the other fully informed as to progress in procuring this satisfaction of conditions.

7.4  Effect of failure of conditions:
     7.4.1     If:
          7.4.1.1 any of the conditions in clause 6.1 is not satisfied by the Confirmation Date; or

          7.4.1.2   any consent, approval, clearance, or
                    authorisation that is to be obtained under any of those conditions, is not obtained or is obtained subject to conditions which the Transferee reasonably considers to be unacceptable;

          then this Agreement shall be voidable at the election of the Transferee by notice in writing to the Transferor.

     7.4.2     On this Agreement becoming void for any reason:

          7.4.2.1 the Parties will execute all documents and do all things necessary or desirable to place each other in the same position as they would have been in had this agreement not been executed or acted upon including (without limitation):

               7.4.2.1.1 the Transferor shall immediately refund in
                         full any deposit and other part of the
                         consideration for the transfer paid by the Transferee, without any form of deduction;

               7.4.2.1.2 the Transferor shall ensure that all cash
                         calls paid by the Transferee under the JVOA shall be fully refunded to the Transferee; and

               7.4.2.1.3 the Transferee will not be liable for any
                         involvement it has had in the operation of the Joint Venture including (without limitation) any decisions it has made on the Operating Committee; and

          7.4.2.2 subject to 7.4.2.1, neither Party will have any rights against or obligations to the other.
8.   INTERIM PERIOD

8.1 Rights/obligations of Transferee during the Interim Period During the Interim Period and notwithstanding clause 6.1.1, the Transferee shall be entitled to participate fully in Joint Operations as if it were a party to the JVOA on the Effective Date, so that it:

          8.1.1     may exercise all the rights to which a Joint
                    Venture party is entitled, including the right to appoint a representative to the Operating
                    Committee and the right to vote; and

          8.1.2 subject to clause 11 and the Parties and IPENZ having entered into the Deed of Assignment, is liable to perform all obligations binding on a Joint Venture party including the obligation to pay cash calls pursuant to the JVOA.

9.   PARTIES' OBLIGATIONS

9.1  Conduct of the Joint Operations during the Interim Period
     During the Interim Period the Transferor will:

          9.1.1     Entry into Deed of Assignment:  enter into, and
                       will procure IPENZ to enter into, the Deed of Assignment and deliver such Deed of Assignment to the Transferee as soon as practical after the date of this Agreement;

          9.1.2     Seek Ministerial Consents:  apply for and obtain
                       the consent of the Minister of Energy for New Zealand to the assignment of the Assigned Interest to the Transferee forthwith after the execution of this Agreement but in any event within 1 month from the date of this Agreement.
   10. SETTLEMENT

   10.1   Place of Settlement
          Subject to this Agreement becoming unconditional, Settlement shall take place on the Settlement Date at 3.00 p.m. at Christchurch or any other time or place agreed upon between the Transferor and the Transferee.

   10.2   Transferor's obligations
          At Settlement on the Settlement Date the Transferor will deliver to the Transferee evidence, satisfactory to the Transferee, of the satisfaction of those conditions in clause 6.1 to be satisfied by the Transferor.

   10.3   Transferee's obligations
          At Settlement on the Settlement Date and subject to the Transferor's compliance with clause 10.2, the Transferee will pay the consideration for the transfer of the Assigned Interest in accordance with clause 3 and will pay the contribution to operating costs in accordance with clause 4.

   10.4   Insurance
          If, before Settlement, any of the Joint Property is lost, destroyed or damaged and such loss, destruction or damage has not been made good by repair or replacement by Settlement, then the following provisions shall apply:

          10.4.1    if the loss, destruction or damage is at
                       Settlement sufficient to affect the Joint
                       Venture materially in the carrying on of the Joint Operations as it was before the occurrence of the loss, destruction or damage, the Transferee may cancel this Agreement by serving on the Transferor notice in writing whereupon the Transferee shall be entitled to the return of the deposit and any other money paid by the Transferee and neither Party shall have any right or claim against the other; and

          10.4.2    if the loss, destruction or damage is at
                       Settlement insufficient to affect the Transferee materially in the carrying on of the Joint
                       Operations the Transferee shall complete the transfer at the agreed price.

   11.    THE TRANSFEREE's CONTRIBUTIONS FOR CERTAIN WELL COSTS

   11.1   Agreed contribution for Ealing-1 well costs
          On and from the date of this Agreement, the Transferee will, subject to the Parties and IPENZ having entered into the Deed of Assignment, pay to the Joint Venture in respect of Ealing-1 well only, 20% of the "Actual Well Costs for Ealing-1" up to the "Maximum Budgeted Costs for Ealing-1" in accordance with the procedure for the payment of Cash Calls (as defined in Schedule 1 of the JVOA). For the purposes of this provision:

          11.1.1    "Actual Well Costs for Ealing-1" means the total
                       of all costs and expenses payable or accrued in accordance with generally acceptable accounting principles in respect of drilling the Ealing-1 well to Casing Point;

          11.1.2    "Maximum Budgeted Costs for Ealing-1" means a
                       maximum of up to $2,412,300.00, which comprises an amount equal to $2,193,000.00, being the total of all costs and expenses budgeted as being payable in respect of drilling the Ealing-1 well to Casing Point plus
                       an amount equal to $219,300.00, being the margin for approved cost overruns to drill that well to Casing Point; and

          11.1.3    this calculation will not apply to the
                       Transferee's contribution to any well other than Ealing-1.


   11.2   Agreed contribution for Arcadia-1 well costs
          On and from the date of this Agreement, the Transferee will, subject to the Parties and IPENZ having entered into the Deed of Assignment, pay to the Joint Venture in respect of Arcadia-1 well only, 20% of the "Actual Well Costs for Arcadia-1" up to the "Maximum Budgeted Costs for Arcadia-1" in accordance with the procedure for the payment of Cash Calls (as defined in Schedule 1 of the JVOA).. For the purposes of this provision:

          11.2.1    "Actual Well Costs for Arcadia" means the total
                       of all costs and expenses payable or accrued in accordance with generally acceptable accounting principles in respect of drilling the Arcadia-1 well to Casing Point;

          11.2.2    "Maximum Budgeted Costs for Arcadia-1"  means a
                       maximum of up to $2,752,200.00, which comprises an amount equal to $2,502,000.00, being the total of all costs and expenses budgeted as being payable in respect of drilling the Arcadia-1 well to Casing Point plus an amount equal to $250,200.00, being the margin for approved cost overruns to drill that well to Casing Point; and

          11.2.3    this calculation will not apply to the
                       Transferee's contribution to any well other than Arcadia-1.

   11.3   GST
          The parties agree that the amounts referred to in clauses
             4.1 and 11.1 and 11.2 above are cash calls towards the operating expenses of the Joint Venture and are therefore not a supply in respect of which GST is payable.

   11.4   Other costs
          The Transferee will, subject to the Parties and IPENZ having entered into the Deed of Assignment, meet all costs, other than those or in excess of those specified in clauses 11.1 and 11.2, in respect of the Joint Operations to the extent of the Assigned Interest in accordance with the provisions of the JVOA.

   12.    WARRANTIES

   12.1   Transferor gives Warranties
          The Transferor gives the Warranties set out in Schedule 2 to the Transferee with effect on and from the Effective Date.

   12.2   Operation of Warranties
          The Warranties are:

          12.2.1    essential terms which are relied upon by the
                       Transferee; and

          12.2.2    shall be deemed to be repeated at Settlement
                       with reference to the facts then existing, and each of the Warranties is to be construed independently of the others and is not limited by reference to any of the others.

   12.3   Obligation to disclose
          The Transferor will immediately disclose to the Transferee any matter or thing which arises or becomes known to the Transferor during the Interim Period which is inconsistent with any of the Warranties or which it considers renders any of them misleading to a purchaser for value of the Assigned Interest.

   12.4   Cancellation
          If, on or before Settlement, it is found that any of the Warranties is in any material respect, untrue, incorrect or unfulfilled, then the Transferee may by notice in writing to the Transferor cancel this Agreement. However:

          12.4.1    the failure to exercise this right shall not
                       constitute a waiver of any other rights of the Transferee arising from a breach of any such Warranty; and

          12.4.2    the exercise of this right shall be without
                       prejudice to any other rights or remedies available to the Transferee under this Agreement, at law or in equity.

   12.5   Repayment of money on cancellation
          On the cancellation of this Agreement:

          12.5.1    the Transferor shall immediately refund in full
                       any part of the consideration for the transfer of the Assigned Interest paid in accordance with clause 3; and

          12.5.2    the Transferor shall cause the Joint Venture to
                       refund in full any part of the contribution to operating costs paid in accordance with clause 4 or clause 11;

          paid by the Transferee without any form of deduction and with interest on such sum/s at the Default Rate calculated on a daily basis from the date/s of payment by the Transferee until repayment.

   13.    ARBITRATION
          Except as otherwise provided in this Agreement every dispute that arises out of or in connection with this Agreement shall, on notice by one party to the other, be determined by a single arbitrator in accordance with the Arbitration Act 1996 but with the following amendments:

   13.1   First Schedule:

          13.1.1    to the extent that the notice provisions in this
                       Agreement are inconsistent with article 3 of the First Schedule, the notice provisions of this Agreement apply;

          13.1.2    for the purposes of article 15(3) of the First
                       Schedule, any order or ruling of an arbitrator made prior to the replacement of that arbitrator under article 13 of the First Schedule shall be invalid;

          13.1.3    the parties agree that either party may request
                       the arbitral tribunal under article 33(1)(b) of the First Schedule to give an interpretation of a specific point or part of an award.

   13.2   Second Schedule:

          13.2.1    clauses 1(4), 1(5), 3.1(a), 5 and 7 of the
                       Second Schedule shall not apply; and

          13.2.2    (ii) clauses 4(2)(a) and 4(2)(b) of the Second
                       Schedule shall apply in the alternative, not cumulatively.

          However, where the parties to the dispute fail to agree on the appointment of an arbitrator within 14 Business Days of referral of the dispute to arbitration, the appointment will be made by the President for the time being of the Wellington District Law Society.

   14.    NOTICES

   14.1   Written notice
          Any notice produced under this Agreement shall be in writing addressed to the Party to whom it is to be sent at the address or facsimile number from time to time designated by that Party in writing to the other Party. Until any other designation is given the address and facsimile number of each Party is as set out in Schedule 1

   15.    MISCELLANEOUS CLAUSES

   15.1   No merger
          The agreements, obligations, warranties and undertakings of the Parties shall not merge with the transfer of the Assigned Interest but (to the extent that they have not been completed by performance at Settlement) shall remain enforceable to the fullest extent notwithstanding any rule of law to the contrary.

   15.2   Confidentiality
          The contents of this Agreement is confidential, except for the Deed of Assignment and its contents.

   15.3   Further assurances
          Each of the Parties agrees to execute and deliver any documents, including transfers of title, and to do all things as may reasonably be required by the other Party or Parties to obtain the full benefit of this Agreement according to its true intent. This obligation continues after Settlement and survives the termination of this Agreement.

   15.4   Announcements
          The Parties will not (except as may be required by law or by any Stock Exchange) make any announcement or disclosure regarding this Agreement or its subject matter except in a form and manner and at such time as the Parties shall agree upon.

   15.5   Governing law/jurisdiction
          This Agreement shall be governed by, and construed in accordance with, the laws of New Zealand.

   15.6   Costs
          Except as otherwise provided in this Agreement, the Parties will meet their own costs relating to the negotiation, preparation and implementation of this Agreement.

   15.7   Counterpart and facsimile execution
          The parties may execute this Agreement by executing counterpart copies of this Agreement. The transmission by facsimile by each party of a signed counterpart copy of the execution provisions of this Agreement to the other parties shall be deemed proof of signature of the original Agreement and the signed facsimile so transmitted shall be deemed an original for the purposes of this Agreement.

   SIGNED AS AN AGREEMENT

   AMG OIL (NZ) LIMITED by its duly authorised attorney:

   /s/ Jennifer Lean
   Attorney
   /s/ Jennifer Lean
   Attorney

   in the presence of:
   /s/ Keren Witt
   Name: Keren Witt
   Occupation: Office Manager
   Address: Wellington, New Zealand

   ORION EXPLORATION LIMITED by:

   /s/ Linda Susan Constable
   Director

   /s/ Christopher Stephen Laurie
   Director/Authorised Person

   in the presence of:

   Name:
   Occupation:
   Address:

                   SCHEDULE 1: PARTY DIRECTORY
                           (Clause 12)

             TRANSFEROR: 284 Karori RdWellington

             Facsimile:       64 4 476 0120
             Attention:       Manager Corporate Affairs
             TRANSFEREE: 218 Manchester Street              Christchurch
Facsimile :    64 3 363 9899
Attention:     Manager, New Zealand Exploration

                SCHEDULE 2: TRANSFEROR'S WARRANTIES
                        (Clauses 1.1 and 10)
1.   Full authority
     The Transferor has been duly authorised by its directors to enter into and perform this Agreement, and has the necessary power to bind itself in the manner contemplated by this Agreement.

2.   Financial standing
     The Transferor has sufficient financial resources to meet all its financial and other obligations under this Agreement.

3.   Full disclosure
     All material information relating to the Assigned Interest, Joint Operations and Joint Venture for the evaluation of the financial condition of the Joint Venture and Joint Operations and the trading prospects of the Joint Venture, has been fully disclosed to the Transferee in a manner which would not mislead a reasonable transferee as to the state of the Assigned Interest, Joint Operations and Joint Venture.

4.   Accounts and records
     All the accounts, books, ledgers and financial and other material records of the Joint Venture have been maintained fully and accurately in accordance with generally accepted accounting practices and standards in New Zealand. There are no material inaccuracies or discrepancies in any of them, and they give a true and fair view of the financial, contractual and trading position of the Joint Operations.

5.   Territorial/Government authority requisitions
     The Transferor has not received any notice nor has the Transferor any knowledge of any requisition or outstanding requirement of any territorial or government authority in respect of the Joint Property or of any pending or threatened requisition or requirement.

6.   Statutory compliance
     6.1 The Transferor and the Joint Venture has not failed to comply in any material way with applicable laws, orders, rules, regulations and by-laws which would adversely affect the Joint Operations to a material extent.

     6.2  The Transferor holds, or will by the Settlement Date
          (unless waived by the Transferee), hold all Approvals.

     6.3 The Transferor is not carrying on operations in breach of the provisions of any of the Approvals or of any conditions attaching to them, and has had no notice that any of the Approvals have been or are likely to be cancelled, refused or qualified in any way.

     6.4 The transfer of the Assigned Interest will not invalidate or in any other way adversely affect any of the Approvals except as disclosed to the Transferee.

7.   Encumbrances
     Subject to the requirements of the Act, the Transferor is or will be entitled to assign the Assigned Interest to the Transferee and the Assigned Interest are not subject to any Encumbrances (except as may arise under or pursuant to the Act).

8.   Insurance

8.1 All insurance policies required by the JVOA (Insurance Policies) have been obtained and no claim under the Insurance Policies is outstanding and, so far as the Transferor is aware, there are no circumstances likely to give rise to such a claim.

9.   No proceedings, pending proceedings, unsatisfied judgments

9.1 No prosecution, legal action, proceedings or arbitration of material importance is threatened against the Joint Venture in connection with the Joint Operations.

9.2 The Joint Venture is not a party to any long-term contracts which may become binding on the Transferee as a result of signing this Agreement, otherwise than as disclosed to the Transferee.

10.  Environmental matters
     The Transferor warrants:

10.1 the Joint Operations comply and have always complied with all Environmental Laws;

10.2 the Joint Venture has obtained all Environmental Approvals and is not and has never been in breach of any of them;

10.3 no Environmental Approval held by the Joint Venture is likely to be cancelled, suspended, changed or not renewed;

10.4 the Transferor has always dealt with any contaminant (if any) strictly in accordance with the requirements of all Environmental Laws;

10.5 the Transferor is not involved in any legal proceeding, arbitration or investigation relating in any way to the ownership, use or maintenance of the Joint Property (as the case may be);

11.  Outside material circumstances
     The Transferor is not aware of any material circumstance arising outside the normal course of operations since the establishment of the Joint Venture of which a transferee could not reasonably be expected to be aware, and which might reasonably be expected to affect materially and adversely the financial position, profitability or prospects of the Joint Venture or the Joint Operations.

12.  Development

12.1 The Transferor warrants that there are no current or past Sole Risk Operations of the Joint Venture or the Permit.